Exhibit 10.2

TRANSITION, SEPARATION AND GENERAL RELEASE AGREEMENT

This Transition, Separation and General Release Agreement (“Agreement”) is made by and between Paul Winnowski (“You”) and Sunrun Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

1.	You were employed by the Company subject to an offer letter dated January 13, 2014 the (“Offer Letter”);

2.	You entered into a “Key Employee Change in Control and Severance Plan” (the “Severance Plan”) with the Company on June 2, 2015 that entitles you to certain compensation terms and benefits upon separation from service provided certain conditions are met;

3.	You signed an Employee Confidentiality, Inventions Assignment and Arbitration Agreement with the Company in which You promised, among other things, to maintain the confidentiality of Company information, and assign inventions to the Company (the “Continuing Agreement” and together with the Offer Letter, the “Employment Documents”);

4.	The Company previously granted you the equity awards to purchase or receive shares of the Company’s common stock set forth on Schedule 1 that remain outstanding as of the date You were presented with this Agreement (collectively, the “Equity Awards”) subject to the terms and conditions of the applicable Company equity plan and the award agreement evidencing such Equity Awards (collectively, the “Equity Documents”);

5.	Effective as of December 6, 2017, You will resign from the position of the Company’s Chief Operating Officer but You will continue to serve as the Company’s President until April 1, 2018 (the “Transition Date”), at which point You will resign as President and cease being a full-time employee of the Company;

6.	The Company desires for You to remain employed with the Company following the Transition Date in a part-time transition role through the Actual Separation Date (as defined in Section 1(c) below) (such period, the “Transition Period”); and

7.	The Parties wish to resolve any and all disputes that You may have against the Company and any of the Releasees as defined below, including any and all claims arising out of or in any way related to Your employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, You and the Company hereby agree as follows:

1.     Transition; Separation Date; Employment Status; Acknowledgements.

a. Transition. From the Effective Date through the Actual Separation Date, the Parties agree that You will continue to be employed with the Company pursuant to the current terms of the Employment Documents, as amended by this Agreement. On the Transition Date (or, the Actual

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Separation Date, if earlier), You will be deemed to have resigned from your employment as an officer of the Company and its subsidiaries voluntarily, without any further required action on your part; provided however, if the Company requests, You will execute any documents necessary to reflect your resignation.

b. Transition Period Role. During the Transition Period, You will be employed by the Company on a part-time basis and be available for responding to inquiries from the Company’s senior executives and their delegates. For the duration of the Transition Period, You agree to abide by all Company policies and adhere to all obligations under previous agreements You have with the Company, including the Employment Documents (except as amended by this Agreement).

c. Separation Date. Your employment with the Company will terminate on April 1, 2018 (the “Separation Date”), or earlier as provided in Section 1(e) (the date of your actual termination of employment with the Company, the “Actual Separation Date”).

d. Base Salary; Bonus and Benefits. Until your Actual Separation Date, You will continue to receive your base salary and to participate in the Company’s benefit programs in accordance with their respective terms and conditions. In addition, You will continue to be eligible to receive your 2017 performance bonus based on actual achievement of the applicable 2017 performance objectives as determined by the compensation committee of the Company’s board of directors, and payable at the same time as the Company’s other senior executive officers in 2018. Your Equity Awards will continue to vest pursuant to their existing terms through the Actual Separation Date, such that if the Actual Separation Date occurs on the Separation Date, each Equity Award will be vested, and, if applicable, exercisable, to the extent provided on Schedule 1, subject to potential additional vesting as provided for in Section 2.

e. Employment Status. You are free to terminate your employment at any time prior to the Separation Date, for any reason or for no reason. Similarly, the Company is free to terminate your employment at any time prior to the Separation Date, for any reason or for no reason. As described in Section 2, you may be entitled to severance benefits depending on the circumstances of your termination of employment with the Company.

2.    Severance. If You remain employed with the Company through the Separation Date or your employment is terminated by the Company prior to the Separation Date other than for Cause (as defined in the Severance Plan), and only if You sign and do not revoke the supplemental release in substantially the form attached hereto as Exhibit A (the “Supplemental Release”) and comply with its terms and the terms of this Agreement, the Company agrees to provide You the following consideration:

a. Cash Severance. The Company agrees to pay You a lump sum equivalent equal to the sum of (i) the aggregate of six months of Your annualized base salary plus (ii) a pro-rated amount of the average aggregate amount of the actual bonus payments paid to you during each of the two fiscal years immediately preceding the fiscal year in which your Separation Date occurs (with the pro-rata portion based on the number of days that elapsed between the first day of the fiscal year of your Actual Separation Date and your Actual Separation Date compared to 365). This payment will be made to You, less applicable withholdings, within twenty (20) business days after the effective date of the Supplemental Release.

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b. Equity Award Vesting Acceleration. The Company agrees to accelerate the vesting and exercisability 50% of your unvested and outstanding Shares subject to your Equity Awards as of your Separation Date, with settlement of any restricted stock units to occur on the day immediately following the Supplemental Release Effective Date (the “Equity Award Acceleration”).

c. Extended Exercise Period. The Company agrees that You will have until the 24- month anniversary of the Actual Separation Date to exercise the vested shares subject to Your Company stock options (the “Options”) that have vested up until Your Actual Separation Date and remain exercisable (the “Extended Exercise Period”). You acknowledge that this extension is a modification of any Option that qualifies as an incentive stock option within the meaning of 424 of the IRS Code, which could result in any such Option immediately becoming a nonstatutory stock option, and if such conversion does not happen immediately upon amendment, any incentive stock options will convert to nonstatutory stock options three months and one day after the Separation Date. You agree and acknowledge that if You exercise any nonstatutory stock options that the spread between the fair market value on the date of exercise and the exercise price will be treated as employment wages that will be reported on Your W-2 and subject to applicable tax withholding.

d. COBRA. If You properly elect continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA under the Company’s group health plans and timely pay the applicable required premium for such coverage, the Company will reimburse You for the premium costs for You and Your eligible dependents for COBRA continuation coverage for six (6) months following the Actual Separation Date (the “COBRA Reimbursement”). COBRA reimbursements shall be made by the Company to You consistent with the Company’s normal expense reimbursement policy, provided that You submit documentation to the Company substantiating Your payments for COBRA coverage.

e. Acknowledgment. By signing below, You acknowledge that without this Agreement, You are not otherwise entitled to the consideration listed in this Section 2.

3.    Stock. Except for the Equity Award Acceleration provided in Section 2.b., the Parties agree that for purposes of determining the number of shares of the Company’s common stock that You are entitled to purchase or receive from the Company pursuant to your outstanding Equity Awards You will be considered to have vested only up to the Separation Date, as reflected in Your equity vesting summary attached as Schedule 1. Except for the Extended Exercise Period provided in Section 2.c. above, You further acknowledge that your Equity Awards shall continue to be governed by the terms and conditions of the Equity Documents evidencing such grants. If You have questions with respect to the Equity Documents, contact the Company’s manager of stock programs.

4.    Benefits. Your Company-sponsored health insurance benefits cease on the last day of April 30, 2018. Notwithstanding the COBRA Reimbursement, You have the right to continue health insurance through the Company’s provider at Your own cost under COBRA; please refer to the information the Company’s COBRA-provider will separately provide to You regarding how to activate and maintain COBRA coverage. Your participation in all other benefits and incidents of employment, including vesting in stock, and the accrual of bonuses, vacation/paid time off, ceased as of the Separation Date.

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5.    Payment of Salary and Receipt of All Benefits. You acknowledge and represent that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages for all hours worked, bonuses, accrued vacation/paid time off, premiums, leaves, reimbursable expenses, commissions, stock, stock options, vesting, severance, and any and all other benefits and compensation due You.

6.    Release of Claims. You agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to You by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). You on Your own behalf and on behalf of Your respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agree not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that You may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Your employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

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f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding of taxes or other tax treatment of any of the proceeds received by You as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

You agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below) or any indemnification rights available under any indemnification agreement or other agreement signed by You with the Company, Company Bylaws, or under applicable law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration as noted herein, except as required by applicable law. This release does not extend to any right You may have to unemployment compensation benefits.

7.    Acknowledgment of Waiver of Claims under ADEA. You understand and acknowledge that You are waiving and releasing any rights You may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. You understand and agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. You understand and acknowledge that the consideration given for this waiver and release is in addition to anything of value to which You were already entitled. You further understand and acknowledge that You have been advised by this writing that: (a) You should consult with an attorney prior to executing this Agreement; (b) You have twenty-one (21) days within which to consider this Agreement; (c) You have seven (7) days following Your execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes You from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event You sign this Agreement and returns it to the Company in less than the 21-day period identified above, You hereby acknowledge that You have freely and voluntarily chosen to waive the time period allotted for considering this Agreement. You acknowledge and understand that revocation must be accomplished by a written notification prior to the close of business on the seventh (7th) day following your execution of the Agreement to Mina Kim, General Counsel, 595 Market Street, Floor 29, San Francisco, CA 94105; fax number: 415-727-3500. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.    Unknown Claims (California Civil Code Section 1542). You acknowledge that You have been advised to consult with legal counsel and are familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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You, being aware of said code section, agree to expressly waive any rights You may have thereunder, as well as under any other statute or common law principles of similar effect.

9.    No Pending or Future Lawsuits. You represent that You have no lawsuits, claims, or actions pending in Your name, or on behalf of any other person or entity, against the Company or any of the other Releasees. You also represents that You do not intend to bring any claims on Your own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.    Confidentiality. Subject to paragraph 15 governing Protected Activity, You agree to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, You may disclose Separation Information only to Your immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Your attorney(s), and Your accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns. You must prevent disclosure of any Separation Information to all other third parties. Except as otherwise prohibited or provided by law, You agree that You will not publicize, directly or indirectly, any Separation Information.

You acknowledge and agree that the confidentiality of the Separation Information is valuable consideration You are giving the Company in exchange for the payment in paragraph 1. The Parties agree that if the Company proves You breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorney fees associated with the enforcement action, without regard to whether the Company can establish actual damages from Your breach. Any such individual breach or disclosure shall not excuse You from Your obligations hereunder, nor permit You to make additional disclosures. You warrant that You have not disclosed, orally or in writing, directly or indirectly, any of the Separation Information except as permitted by this paragraph.

11.    Trade Secrets and Confidential Information/Company Property. You reaffirm and agree to observe and abide by the terms of the Continuing Agreement, specifically including, but not limited to, the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. Your signature below constitutes Your certification under penalty of perjury that You have returned all documents and other items provided to You by the Company, developed or obtained by You in connection with Your employment with the Company, or otherwise belonging to the Company (with the exception of a copy of the Employee Guidebook and personnel documents specifically relating to You). These items include identification cards or badges, access codes and card keys, laptops, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files and any other Company property in Your possession.

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12.    No Assistance to Third Parties. Subject to paragraph 15 governing Protected Activity, You agree that You will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. You agree both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, You shall state no more than that You cannot provide counsel or assistance.

13.    Nondisparagement. Subject to paragraph 15 governing Protected Activity, You agree to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agree to refrain from any tortious interference with the contracts and relationships of any of the Releasees. You shall direct any inquiries by potential future employers to the Company’s human resources department.

14.    Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, You acknowledge and agree that any material breach of this Agreement, unless such breach constitutes a legal action by You challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Continuing Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to You under this Agreement and to obtain damages, except as provided by law.

15.    Protected Activity Not Prohibited. You understand that nothing in this Agreement shall in any way limit or prohibit You from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including but not limited to the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). You understand that in connection with such Protected Activity, You are permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, You agree to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Continuing Agreement to any parties other than the Government Agencies. You further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Any language in the Continuing Agreement regarding Your right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, You are notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

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16.    No Admission of Liability. You understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by You. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to You or to any third party.

17.    Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.    ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SAN FRANCISCO COUNTY, BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (“JAMS”) PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES AND MEDIATION PROCEDURES (“JAMS RULES”) AND CALIFORNIA LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW INCLUDING THE CALIFORNIA RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

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19.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. You represent and warrant that You have the capacity to act on Your own behalf and on behalf of all who might claim through You to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20.    No Representations. You represent that You have had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. You have not relied upon any representations or statements made by the Company except as specifically set forth in this Agreement.

21.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without the invalid provision or portion of provision.

22.    Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

23.    Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and You concerning the subject matter of this Agreement and Your employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Your relationship with the Company including but not limited to the Offer Letter, with the exception of the Continuing Agreement, the Equity Documents (except as amended herein), and any indemnification agreement or other agreement with the Company, Company Bylaws, or under applicable law.

24.    No Oral Modification. This Agreement may only be amended in a writing signed by You and the Company’s Chief Executive Officer.

25.    Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. You consent to personal and exclusive jurisdiction and venue in the State of California.

26.    Effective Date. You understand that this Agreement shall be null and void if not executed by You within the twenty-one (21) day period set forth under paragraph 6 above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after You sign this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

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27.    Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

28.    Voluntary Execution of Agreement. You understand and agree that You executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Your claims against the Company and any of the other Releasees. You acknowledge that:

a. You have read this Agreement;

b. You have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Your own choice or elected not to retain legal counsel;

c. You understand the terms and consequences of this Agreement and of the releases it contains; and

d. You are fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Paul Winnowski, an individual

Dated: December 6, 2017	/s/ Paul Winnowski
Paul Winnowski

SUNRUN INC.

Dated: December 6, 2017	By:	/s/ Chad Herring
Chad Herring Vice President, Talent

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Exhibit A

SUPPLEMENTAL RELEASE AGREEMENT

In consideration for the mutual promises and consideration provided both herein and in the Transition, Separation and General Release Agreement (the “Separation Agreement”) between Paul Winnowski (“You”) and Sunrun Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”), the Parties hereby extend by this Supplemental Release Agreement (the “Agreement”) the release and waiver provisions in the Separation Agreement to any and all claims that may have arisen between the Effective Date of the Separation Agreement and the Effective Date of this Agreement, and to add such releases and waivers as provided herein, expressly including but not limited to a waiver of any federal age related claims under the ADEA.

1. Release. The undersigned Parties expressly acknowledge and agree that the terms of the Separation Agreement shall apply equally to this Agreement, shall be construed to be extended through the Supplemental Release Effective Date (as defined below), and are incorporated by reference herein. You agree that the consideration provided in the Separation Agreement represents settlement in full of all outstanding obligations owed to you by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and all predecessor and successor corporations and assigns (collectively, the “Releasees”). You, on your own behalf and on behalf of your respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that you may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement.

2. Unknown Claims. You acknowledge that you have been advised to consult with legal counsel and that you are familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in your favor at the time of executing the release, which, if known by you, must have materially affected your settlement with the releasee. Being aware of this principle, you agree to expressly waive any rights you may have to that effect, as well as under any other statute or common law principles of similar effect.

3. ADEA Waiver. You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. You agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (a) you should consult with an attorney prior to executing this Agreement; (b) you have twenty-one (21) days within which to consider this Agreement; (c) you have seven (7) days following your execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically

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authorized by federal law. In the event you sign this Agreement and returns it to the Company in less than the twenty-one (21)-day period identified above, you hereby acknowledge that you have freely and voluntarily chosen to waive the time period allotted for considering this Agreement. You acknowledge and understand that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the twenty-one (21)-day period.

4. Effective Date. You understand that this Agreement shall be null and void if not executed by you within the twenty-one (21) day period set forth under paragraph 3 above. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after you signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Supplemental Release Effective Date”).

5. Voluntary Execution. You represent and warrant that you executed this Agreement voluntarily, without any duress or undue influence by the Company or any third party, with the full intent of granting the Releasees the releases set forth in this Agreement. You acknowledge that:

(a)	You read this Agreement;

(b)	You have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of your own choice or elected not to retain legal counsel;

(c)	You understand the terms and consequences of this Agreement and of the releases it contains; and

(d)	You are fully aware of the legal and binding effect of this Agreement.

6. Entire Agreement. This Agreement, together with the Separation Agreement referenced herein (and any agreements survived thereunder), represents the entire agreement and understanding between the Company and you concerning the subject matter of this Agreement and your employment with the Company, and the termination of such relationship from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and your relationship with the Company.

7. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. You consent to personal and exclusive jurisdiction and venue in the State of California.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Paul Winnowski, an individual

Dated:
Name:

SUNRUN INC.

Dated:	By:
Name: Chad Herring Title: Vice President, Talent

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Schedule 1

Grant Date	Award Type	Plan Name	Total Shares	Vested Shares as of Separation Date	Accelerated Shares of as Separation Date	Unvested and Unexercisable Shares as of Separation Date	Final Exercise Date
GR-215-MSE-24	NQ	MSE 2009 Stock Plan	459,613	459,613	0	0	April 1, 2020
NGR-678	NQ	2013 Equity Incentive Plan	54,398	54,398	0	0	April 1, 2020
IGR-678	ISO	2013 Equity Incentive Plan	55,602	55,602	0	0	April 1, 2020
PSU-4	PSU	2015 Equity Incentive Plan	25,000	6,250	0	0	—
RSU-288	RSU	2015 Equity Incentive Plan	106,250	53,125	26,563	0	—
NGR-4234	NQ	2015 Equity Incentive Plan	206,474	116,349	45,063	45,062	April 1, 2020
IGR-4234	ISO	2015 Equity Incentive Plan	44,526	14,379	15,074	15,073	April 1, 2020
RSU-1675	RSU	2015 Equity Incentive Plan	175,000	43,750	65,625	65,625	—
NGR-4288	NQ	2015 Equity Incentive Plan	380,630	102,500	139,065	139,065	April 1, 2020
IGR-4288	ISO	2015 Equity Incentive Plan	29,370	0	14,685	14,685	April 1, 2020

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